UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  February 6, 2004


               AEI INCOME & GROWTH FUND 25 LLC
   (Exact Name of Registrant as Specified in its Charter)

                      State of Delaware
      (State or other Jurisdiction of Incorporation or
                        Organization)




          333-99677                     75-3074973
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


  30 East 7th Street, Suite 1300, St. Paul, Minnesota 55101
          (Address of Principal Executive Offices)


                       (651) 227-7333
    (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last
                           report)

Item 2.   Acquisition or Disposition of Assets.

       On February 6, 2004, the Limited Liability Company (the Company) purchased a 21% interest in a Jared Jewelry store in Madison Heights, Michigan from Transmadison, LLC. The total cash purchase price of the land and building was approximately $4,440,000. The remaining interest in the property was purchased by AEI Income & Growth Fund 23 LLC and AEI Accredited Investor Fund 2002 Limited Partnership, affiliates of the Company. Transmadison, LLC is not affiliated with the Company.

       The cash, used in purchasing the property, was from the proceeds of sale of LLC Units.

Item 7. Financial Statements and Exhibits.

        (a)  Financial statements of businesses acquired - Not
             Applicable.

        (b) On February 6, 2004, the Company purchased its 21% interest in the property for $932,400. The property was acquired with cash which was provided from proceeds of sale of LLC Units. A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Company had acquired the property on September 11, 2003 (date the Company commenced operations), the Company's Investments in Real Estate would have increased by $932,400 and its Current Assets
             (cash) would have decreased by $932,400.

             Income for the Company would have increased from $11,010 to $15,051 for the period ended
             September 30, 2003 if the Company had owned the property during the period.

             Depreciation Expense would have increased by $858 for the period ended September 30, 2003.

             The net effect of these proforma adjustments would have caused Net Income to increase from $7,256 to $10,439, which would have resulted in Net Income of $4.80 per LLC Unit outstanding for the period ended September 30, 2003.

        (c)  Exhibits

             Exhibit 10.1 - Assignment of Purchase Agreement
                            dated January 2,2004 between the
                            Company,  AEI  Income  &  Growth
                            Fund   23  LLC,  AEI  Accredited
                            Investor   Fund   2002   Limited
                            Partnership   and    AEI    Fund
                            Management,  Inc.  relating   to
                            the  Property at 451 W. 14  Mile
                            Road,      Madison      Heights,
                            Michigan.

             Exhibit 10.2 - Assignment  and Assumption    of
                            Lease    dated February  6, 2004
                            between  the Company, AEI Income
                            &  Growth Fund  23   LLC,    AEI
                            Accredited Investor  Fund   2002
                            Limited    Partnership       and
                            Transmadison,LLC relating to the
                            Property at 451 W. 14 Mile Road,
                            Madison Heights, Michigan.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI INCOME & GROWTH FUND 25 LLC

                              By:  AEI Fund Management XXI,Inc.
                              Its:  Managing Member


Date: February 17, 2004       /s/ Patrick W Keene
                              By: Patrick W. Keene
                              Its: Chief Financial Officer